EXHIBIT 1.01
CONFLICT MINERALS REPORT

Introduction
This Report has been prepared pursuant to Rule 13p-1 (the "Rule") under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2017.
This Report relates to the process undertaken for Axon Enterprise, Inc.'s ("Axon" or "the Company" or "we" or "our") products that were manufactured, or contracted to be manufactured, during calendar year 2017 and that contain gold, columbite-tantalite (coltan), cassiterite, wolframite, tantalum, tin, or tungsten (collectively, the “conflict minerals”).
Tin, tungsten, tantalum and/or gold are necessary to the functionality of a variety of Axon's products, including, but not limited to TASER X26P®, TASER X2®, TASER Pulse®, replacement cartridges, Axon Flex 2®, Axon Body 2®, Axon docking stations, Axon Signal® products, Axon Fleet®, TASER CAM®, and related accessories. Third-party products that the Company retails but that it does not manufacture or contract to manufacture are outside the scope of this report.
When this Report uses the term “conflict-free” to describe a smelter or refiner, it means that the applicable smelters and refiners have been verified as complying with the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program (the “CFSP”) or an equivalent third-party audit program, some of which we describe below under the heading "Design of Due Diligence Framework - Step 2: Identify and Assess Risk in the Supply Chain."

Company Overview
Axon is a developer and manufacturer of advanced conducted electrical weapons (“CEWs”) designed for use by law enforcement, military, corrections, private security personnel, and by private individuals for personal defense. In addition, the Company has developed full technology solutions for the capture, secure storage and management of video/audio evidence as well as other tactical capabilities for use in law enforcement.

Conflict Mineral Policy
Axon supports and respects the protection of internationally proclaimed human rights for all, including the basic human rights of our employees and workers within our supply chain. Axon is committed to respect human rights and fair labor practices.
Coinciding with this commitment, Axon is concerned about human rights violations and labor abuses, which we understand are occurring in the Democratic Republic of the Congo and adjoining countries (the “DRC region”) as a result of the civil discord there. We understand that the armed groups responsible for the conflict in the DRC region may be directly or indirectly financed by the mining and trade in certain conflict minerals.
As a result of the concern around human rights violations, the U.S. Securities and Exchange Commission ("SEC") adopted final rules to implement reporting and disclosure requirements related to conflict minerals, as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The SEC rules require public companies to disclose whether the products they manufacture or contract to manufacture contain conflict minerals that are “necessary to the functionality or production” of those products, and to conduct certain diligence and make certain disclosures regarding such minerals. Tin, tungsten, tantalum and gold are necessary to the functionality of a variety of Axon's products.
Using a documented reasonable process, we work diligently with our direct suppliers to determine the presence and origin of conflict minerals in our supply chain. Recognizing the complexity of this issue, Axon appreciates the need for broad collaboration with all of our suppliers in our supply chain throughout this process. In our commitment to conduct our business worldwide with respect for human rights, we:

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•	expect our direct suppliers to source materials from suppliers and smelters who also source responsibly, including, but not limited to, from legitimate, conflict-free mines in the DRC region;

•
expect our direct suppliers to conduct the necessary due diligence and provide us with proper verification of the country of origin and source of the materials used in the products they supply to Axon; and

•	reserve the right to verify information received from our suppliers.
Based on the information learned through our due diligence efforts, we continue to evaluate and make changes to supplier base and hope to make additional progress toward ensuring responsible mineral sourcing throughout our supply chain, and improved transparency for our investors and customers.
Axon's Conflict Mineral Program
The Company's continuous engagement and accountability is leading to better data that will allow management to make meaningful decisions with respect to the Company's supply chain. While the majority of conflict minerals contained in the materials supplied to the Company are sourced by our suppliers through smelters or refiners ("SORs") in countries that the Company has determined to be of lower risk of directly or indirectly financing or benefiting armed groups, the Company acknowledges that mineral supplies may still be sourced by our suppliers from SORs in Central Africa or who acquire product from sources in Central Africa or have other contacts in that region. The Company is determined to continue making efforts to understand whether the SORs its suppliers source from in Central Africa and elsewhere have been certified as conflict-free.
Axon hardware products contain one or more conflict minerals and are within the Rule’s scope. On the basis of our “reasonable country of origin inquiry” (“RCOI”) required by the Rule and described below, we cannot exclude the possibility that some of the conflict minerals contained in our hardware products may have originated in the DRC region. For that reason, we are submitting this Conflict Minerals Report (“CMR”), which describes the conflict minerals due diligence we have performed pursuant to the Rule.
This CMR, which includes sections titled Reasonable Country of Origin Inquiry, Design of Due Diligence Framework, Description of Due Diligence Measures Performed, and Future Due Diligence Measures, is designed to meet the reporting requirements of the Rule. It is publicly available on our investor relations website at www.investor.axon.com.
Reasonable Country of Origin Inquiry
The Company's RCOI corresponds to the first and second steps of the five-step OECD Guidance further described below, as that Guidance (including its Supplements) applies to each of the conflict minerals and to Axon as a “downstream company.” The OECD Guidance provides a framework for detailed due diligence to support responsible global supply chain management of minerals, including the conflict minerals.
As a direct manufacturer, the Company does not directly source conflict minerals. We source products and components from direct suppliers, which source materials from their subtier suppliers. Our supply chain is extensive and complex with many layers of suppliers positioned between ourselves and conflict mineral smelters, refiners, and mines. Due to our extended supply chain, we rely on our direct suppliers, including our component manufacturers, to provide us with information concerning the sources and chains of custody of conflict minerals necessary to the functionality or production of our hardware products. The Company does not have complete information about the conflict minerals in its entire supply chain. For 2017, many direct suppliers identified smelters or refiners in their supply chain on a company-wide basis, division or product-line basis, without specifying the smelters or refiners that were relevant to products they supplied to Axon. Accordingly, the Company refers in this Conflict Minerals Report to smelters or refiners being "potentially" in our supply chain and as conflict minerals "potentially" supplied to Axon.

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The charts below highlight the Company's 2017 RCOI, including the number of identified direct suppliers that participated in the Company's conflict minerals campaigns versus those who did not, as well as the status of known suppliers that have been certified as conflict-free versus those that have not received such certification:

For the 2017 reporting period, the Company identified 162 direct suppliers, including our component manufacturers, determined to be in-scope for regulatory purposes based on the Company’s influence over the manufacturing process (i.e., meeting the manufacture or contract to manufacture criteria in Rule 13p-1) and the use of conflict minerals in materials supplied. Based on response rates received from direct suppliers, the Company identified 162 known suppliers of products containing conflict minerals, and of those, 63% were certified as being conflict-free. The Company remains focused on its due diligence efforts in 2018 to work with our direct suppliers to verify the remaining SORs supplying conflict minerals contained in our products, and if that cannot be done, considering whether to remove them from our supply chain.
The following table illustrates the status of known suppliers of conflict minerals potentially in the Company's supply chain:

Status of known suppliers	2017	% of Total
Certified conflict-free	102	63%
Not certified conflict-free	60	37
Total	162	100%

Design of Due Diligence Framework

Inherent Limitations on Due Diligence Measures: As a downstream purchaser of products which contain conflict minerals, the Company's due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. The Company's due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. The Company also relies, to a large extent, on information collected and provided by independent third party audit programs. Another complicating factor is the unavailability of country of origin and chain of custody information from our suppliers on a continuous, real-time basis. Under the Dodd-Frank Act and the Rule, a product is "DRC conflict-free" if it meets the required standard every day of the reporting year; conversely, a product would "not be found to be DRC conflict-free" if it does not meet the required standard even one day of the reporting year. The supply chain of commodities such as conflict minerals is a multi-step process operating more or less on a daily basis, with ore being delivered to SORs, with SORs smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use.  Since the Company does not have direct contractual relationships with SORs, it relies on our direct suppliers and the entire supply-chain to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. the Company directly seeks sourcing data on a periodic basis from

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its direct suppliers as well as certain SORs. The Company asks that the data cover the entire reporting year.
The good faith due diligence process that Axon undertook was designed in accordance with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition, OECD 2013) and the related Supplements on tantalum, tin, tungsten and gold (collectively, the “OECD Guidance”). The OECD Guidance provides practical guidance to companies throughout the supply chain on a set of actions that can be taken to ensure responsible due diligence. Aligning with the OECD’s diligence framework, the steps that Axon implemented were as follows:
Step 1: Establish Strong Corporate Management Systems

•
Assign accountability for the compliance efforts to a cross-functional team of legal, supply chain, engineering and finance personnel, that meet periodically throughout the year to develop a strategy for the annual conflict minerals campaign.

•
Employ a supply chain system of controls and transparency through the use of due diligence tools created by the Electronic Industry Citizenship Coalition ("EICC") and the Global e-Sustainability Initiative ("GeSI")'s Conflict-Free Sourcing Initiative ("CFSI"), which includes the Conflict Minerals Reporting Template ("CMRT"), a supply chain survey designed to identify the SORs that process the necessary conflict minerals contained in our products.

•
Feature requirements related to conflict minerals in our standard template for supplier contracts and specifications so that current and future suppliers are obligated to comply with our policies on conflict minerals, including participation in a supply chain survey and related due diligence activities.

•	Maintain records relating to our conflict minerals program in accordance with our record retention guidelines.
Step 2: Identify and Assess Risk in the Supply Chain

•	Identify direct suppliers that supply products that may contain conflict minerals.

•	Conduct a RCOI, requesting direct suppliers to identify SORs and country of origin of the conflict minerals in products they supply to Axon.

•
Evaluate supplier responses for plausibility, consistency and missing data. Conduct additional supplier contacts to resolve questions with respect to the initial findings to determine whether the responses were reasonable and reliable.

•
For those supply chains with SORs that are known or thought to be sourcing from the DRC region, additional investigation was conducted to determine the source and chain of custody of covered metals. The Company relies on the following internationally accepted audit standards to determine which SORs are considered conflict-free: the CFSP, the London Bullion Market Association Good Delivery Program and the Responsible Jewelry Council Chain-of-Custody Certification program.

•
If any SOR was not certified by these internationally-recognized methods, the Company attempted to contact the SOR to gain more information about its sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes that it takes to track the chain of custody on the source of its mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. The Company also performed Internet research to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. As many as three contact attempts were made to direct suppliers to gather information on mine country of origin and sourcing practices.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

•	Work with our direct suppliers to verify all SORs, and attempt to ensure that any SORs that were not already certified as conflict-free would enroll in a third-party audit process.

•	Identify and consider, to the extent feasible, alternative suppliers for materials where the supplier is uncooperative towards our goal of responsibly sourcing conflict minerals.

•	Provide progress reports to our President and other senior management summarizing our risk mitigation efforts.

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Step 4: Third-party Audit of Smelter’s/Refiner’s Due Diligence Processes

•
Based on information received through the CFSP or equivalent independent third-party audit programs, as well as a third-party review of publicly available information about identified SORs, Axon has documented the country of origin information of particular known SORs. The CFSP collects evidence from SORs demonstrating that responsible sourcing procedures and systems have been implemented. The CFSP works with complementary programs in Central Africa to validate conflict-free mine sites and trade routes. Regional traceability and other third-party programs work with non-governmental organizations, government programs, and the CFSP to improve procedures and systems when incidents occur, and they communicate relevant information to program participants as it becomes available. The Company believes that independent third-party audit programs provide a reasonable basis for companies to conclude that SORs have procedures and systems for determining if the SORs process conflict minerals that directly or indirectly finance or benefit armed groups.

Step 5: Report on Supply Chain Due Diligence

•	Publicly communicate our Conflict Minerals Sourcing Policy on our company website: www.investor.axon.com.

•	Publicly communicate the results of our annual Conflict Minerals program on our company website: www.investor.axon.com.
Description of Due Diligence Measures Performed
Below is a description of the measures the Company performed for the 2017 reporting period to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products that we had reason to believe may have originated from the DRC region and may not have come from recycled or scrap sources:

•
Conducted a supply-chain survey of suppliers that we identified as possibly supplying Axon with products that contain necessary conflict minerals using the CFSI's CMRT, requesting country of origin information regarding the necessary conflict minerals and identification of SORs that process such minerals.

•	Received and retained responses to the supply-chain survey within an online database.

•	Performed additional follow up supply chain inquiries for supplier non-responses.

•	Contacted surveyed suppliers on responses to supply chain surveys that we identified contained incomplete or potentially inaccurate information to seek additional clarifying information.

•	Compared SORs identified by the supply chain survey against the list of facilities that have received a "conflict-free" designation from the CFSP or other independent third-party audit program.

•	Provided progress reports to the President and other members of senior management to communicate the status and results of our conflict minerals program.
Future Due Diligence Measures
During the reporting period for the calendar year ending December 31, 2018, we are continuing to engage in the activities described above in "Design of Due Diligence Framework" and "Description of Due Diligence Measures Performed." In our efforts to attain a conflict-free supply chain for our products, we intend to continue to contact SORs identified in our supply chain survey process that have not yet received a "conflict-free" designation and request their participation in the CFSP or other independent third party audit program in order for them to obtain such a "conflict-free" designation. Further the Company intends to advance its due diligence measures but also to mitigate and address certain risks by performing the following:

•	redistribute copies of our conflict minerals policy to direct suppliers;

•	emphasize to them our expectation that they respond fully and promptly to our information requests;

•	instruct them to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the DRC region; and

•	encourage them to direct all SORs in their supply chains to participate in the CFSP or a similar third-party audit program.

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Determination
Based on the information provided by the Company’s direct suppliers, including its component manufacturers, and the Company's own due diligence efforts with known SORs through December 31, 2017, the Company believes that the SORs listed on Appendix A below may have been used to process the conflict minerals in Axon's products.
Based on these due diligence efforts, Axon does not have sufficient information to conclusively determine the countries of origin of the conflict minerals in its products or whether such conflict minerals in its products are from recycled or scrap sources.
Axon has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers or SORs to comply with the Company's conflict minerals standards, may affect the Company's future determinations under Rule 13p-1.

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Appendix A
* Denotes SORs which have received a "compliant" designation from an independent third party audit program.

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	Abington Reldan Metals, LLC	United States Of America
Gold	Advanced Chemical Company *	United States Of America
Gold	African Gold Refinery	Uganda
Gold	Aida Chemical Industries Co., Ltd. *	Japan
Gold	Aktybuinsk Copper Company Too	Kazakhstan
Gold	Al Etihad Gold LLC *	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. *	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC) *	Uzbekistan
Gold	Alpha	United States Of America
Gold	AngloGold Ashanti Corrego do Sitio Mineracao *	Brazil
Gold	Argor-Heraeus S.A. *	Switzerland
Gold	ARY Aurum Plus	United Arab Emirates
Gold	Asahi Pretec Corp. *	Japan
Gold	Asahi Refining Canada Ltd. *	Canada
Gold	Asahi Refining USA Inc. *	United States Of America
Gold	Asaka Riken Co., Ltd. *	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners *	South Africa
Gold	AURA-II	United States Of America
Gold	Aurubis AG *	Germany
Gold	Baiyin Nonferrous Group Co., Ltd.	China
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB *	Sweden
Gold	C. Hafner GmbH + Co. KG *	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation *	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Changcheng Gold & Silver Refining Factory	China
Gold	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Gold	Chimet S.p.A. *	Italy
Gold	China Gold International Resources Corp., Ltd.	China
Gold	China Tin Group Co., Ltd.	China
Gold	Chugai Mining	Japan
Gold	CV Gita Pesona	Indonesia
Gold	CV Tiga Sekawan	Indonesia
Gold	Daejin Indus Co., Ltd. *	Korea
Gold	Danyang Huaxing Metal Material Co. Ltd	China
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	DODUCO Contacts and Refining GmbH *	Germany
Gold	Dowa *	Japan
Gold	DS PRETECH Co., Ltd.	Korea
Gold	DSC (Do Sung Corporation) *	Korea
Gold	Eco-System Recycling Co., Ltd. *	Japan
Gold	Elemetal Refining, LLC	United States Of America
Gold	EM Vinto	Bolivia
Gold	Emirates Gold DMCC *	United Arab Emirates

Axon Enterprise, Inc. | 2017 Conflict Minerals Report | A- 1

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	Faggi Enrico S.p.A.	Italy
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gannon & Scott	United States Of America
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation *	United States Of America
Gold	Gold Refinery of Zijin Mining Group Co., Ltd. *	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Harmony Gold Mining Company Ltd.	South Africa
Gold	HeeSung Metal Ltd. *	Korea
Gold	Heimerle + Meule GmbH *	Germany
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Heraeus Metals Hong Kong Ltd. *	China
Gold	Heraeus Precious Metals GmbH & Co. KG *	Germany
Gold	HOMESTAKE MINING COMPANY	Canada
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Yuguang Gold & Lead Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. *	China
Gold	Ishifuku Metal Industry Co., Ltd. *	Japan
Gold	Istanbul Gold Refinery *	Turkey
Gold	Italpreziosi *	Italy
Gold	Japan Mint *	Japan
Gold	Jiangxi Copper Co., Ltd. *	China
Gold	Jinchang	Taiwan
Gold	Jinlong Copper Co. Ltd.	China
Gold	Johnson Matthey Chemicals Ltd.	United Kingdom
Gold	Johnson Matthey Inc	United States Of America
Gold	Johnson Matthey Ltd	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant *	Russia
Gold	JSC Uralelectromed *	Russia
Gold	JX Nippon Mining & Metals Co., Ltd. *	Japan
Gold	K.A.Rasmussen as	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc *	Kazakhstan
Gold	Kennecott Utah Copper LLC *	United States Of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd. *	Japan
Gold	Korea Metal Co., Ltd.	Korea
Gold	Korea Zinc Co., Ltd. *	Korea
Gold	Kyoei Metal	Japan
Gold	Kyrgyzaltyn JSC *	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russia
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Mining Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Linglong Gold mine	China
Gold	L'Orfebre S.A.	Andorra

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Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	LS-NIKKO Copper Inc. *	Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals *	Brazil
Gold	Materion *	United States Of America
Gold	Matsuda Sangyo Co., Ltd. *	Japan
Gold	Metalor Technologies (Hong Kong) Ltd. *	China
Gold	Metalor Technologies (Singapore) Pte., Ltd. *	Singapore
Gold	Metalor Technologies (Suzhou) Ltd. *	China
Gold	Metalor Technologies S.A. *	Switzerland
Gold	Metalor USA Refining Corporation *	United States Of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V. *	Mexico
Gold	METAUX PRECIEUX SA METALOR	France
Gold	Mitsubishi Materials Corporation *	Japan
Gold	Mitsui Mining and Smelting Co., Ltd. *	Japan
Gold	MMTC-PAMP India Pvt., Ltd. *	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant *	Russia
Gold	Nadir Metal Rafineri San. Ve Tic. A.S. *	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea
Gold	Nihon Material Co., Ltd. *	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH *	Austria
Gold	Ohura Precious Metal Industry Co., Ltd. *	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet) *	Russia
Gold	OJSC Kolyma Refinery	Russia
Gold	OJSC Novosibirsk Refinery *	Russia
Gold	PAMP S.A. *	Switzerland
Gold	Pease & Curren	United States Of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Philippine Associated Smelting and Refining Corporation	Philippines
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals *	Russia
Gold	PT Aneka Tambang (Persero) Tbk *	Indonesia
Gold	PX Precinox S.A. *	Switzerland
Gold	Rand Refinery (Pty) Ltd. *	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation *	United States Of America
Gold	Royal Canadian Mint *	Canada
Gold	SAAMP *	France
Gold	Sabin Metal Corp.	United States Of America
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals *	Korea
Gold	Samwon Metals Corp.	Korea
Gold	SAXONIA Edelmetalle GmbH *	Germany
Gold	Schone Edelmetaal B.V. *	Netherlands
Gold	SEMPSA Joyeria Plateria S.A. *	Spain
Gold	Shandong Humon Smelting Co., Ltd.	China

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Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Yanggu Xiangguang Co. Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd. *	China
Gold	Shandong Zhongkuang Group Co. Ltd	China
Gold	Shangai Gold Exchange	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd. *	China
Gold	Singway Technology Co., Ltd. *	Taiwan
Gold	So Accurate Group, Inc.	United States Of America
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals *	Russia
Gold	Solar Applied Materials Technology Corp. *	Taiwan
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd. *	Japan
Gold	SungEel HiMetal Co., Ltd. *	Korea
Gold	Super Dragon Technology Co. Ltd.	Taiwan
Gold	T.C.A S.p.A *	Italy
Gold	Tanaka Kikinzoku Kogyo K.K. *	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd. *	China
Gold	Tokuriki Honten Co., Ltd. *	Japan
Gold	Ton Yi Industrial Corporation	Taiwan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom *	Korea
Gold	Umicore Brasil Ltda. *	Brazil
Gold	Umicore Precious Metals Thailand *	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining *	Belgium
Gold	United Precious Metal Refining, Inc. *	United States Of America
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A. *	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint) *	Australia
Gold	WIELAND Edelmetalle GmbH *	Germany
Gold	Yamakin Co., Ltd. *	Japan
Gold	Yokohama Metal Co., Ltd. *	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	China
Gold	Zijin Mining Group Co. Ltd	China
Tantalum	Advanced Metallurgical Group N.V. (AMG)	United States Of America
Tantalum	Asaka Riken Co., Ltd. *	Japan
Tantalum	Avon Specialty Metals Ltd	United Kingdom
Tantalum	Changsha South Tantalum Niobium Co., Ltd. *	China
Tantalum	D Block Metals, LLC *	United States Of America
Tantalum	Duoluoshan	China
Tantalum	E.S.R. Electronics	United States Of America
Tantalum	Exotech Inc. *	United States Of America
Tantalum	F&X Electro-Materials Ltd.	United States Of America
Tantalum	F&X Electro-Materials Ltd. *	China
Tantalum	FIR Metals & Resource Ltd. *	China
Tantalum	Global Advanced Metals Aizu *	Japan
Tantalum	Global Advanced Metals Boyertown *	United States Of America

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Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd. *	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd. *	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd. *	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Group	Germany
Tantalum	H.C. Starck Hermsdorf GmbH *	Germany
Tantalum	H.C. Starck Inc. *	United States Of America
Tantalum	H.C. Starck Ltd. *	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG *	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH *	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. *	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States Of America
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd. *	China
Tantalum	Jiangxi Tuohong New Raw Material *	China
Tantalum	Jiujiang Janny New Material Co., Ltd. *	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. *	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited *	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd. *	China
Tantalum	KEMET Blue Metals *	Mexico
Tantalum	KEMET Blue Powder *	United States Of America
Tantalum	King-Tan Tantalum Industry Ltd. *	China
Tantalum	LSM Brasil S.A. *	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd. *	India
Tantalum	Mineracao Taboca S.A. *	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd. *	Japan
Tantalum	Ningxia Non-ferrous Metal Smeltery	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *	China
Tantalum	NPM Silmet AS *	Estonia
Tantalum	Plansee	Austria
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	Power Resources Ltd. *	Macedonia
Tantalum	QuantumClean *	United States Of America
Tantalum	Resind Industria e Comercio Ltda. *	Brazil
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd. *	China
Tantalum	Solikamsk Magnesium Works OAO *	Russia
Tantalum	Taki Chemical Co., Ltd. *	Japan
Tantalum	Telex Metals *	United States Of America
Tantalum	Tranzact, Inc.	United States Of America
Tantalum	Ulba Metallurgical Plant JSC	China
Tantalum	Ulba Metallurgical Plant JSC *	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd. *	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd. *	China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tin	5NPLUS	Canada
Tin	Alpha	Brazil
Tin	Alpha *	United States Of America
Tin	Alpha Metals (Taiwan) Inc.	Taiwan
Tin	Ampere Polska Sp.z.o.o (trader)	France
Tin	Ampere Polska Sp.z.o.o (trader)	Germany

Axon Enterprise, Inc. | 2017 Conflict Minerals Report | A- 5

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Tin	An Thai Minerals Co., Ltd.	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Aoki Laboratories Ltd	United States Of America
Tin	Bauer Walser AG	Germany
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. *	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	CHINA GUANGXI TIN METAL MATERIAL	China
Tin	China Tin Group Co., Ltd. *	China
Tin	CINTAS METALICAS S.A	Spain
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Complejo Metalurgico Vinto S.A.	Bolivia
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil
Tin	CV Ayi Jaya *	Indonesia
Tin	CV Dua Sekawan *	Indonesia
Tin	CV Gita Pesona *	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai *	Indonesia
Tin	CV Tiga Sekawan *	Indonesia
Tin	CV United Smelting *	Indonesia
Tin	CV Venus Inti Perkasa *	Indonesia
Tin	Da Nang Processing Import and Export Joint Stock	Vietnam
Tin	Dowa *	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Elmet S.A. de C.V.	Mexico
Tin	EM Vinto *	Bolivia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Faggi Enrico S.p.A.	Italy
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals *	Poland
Tin	GANZHOU LIANSHENG	China
Tin	Garoma Plus spol. s r.o.	Czech Republic
Tin	Gejiu Fengming Metallurgy Chemical Plant *	China
Tin	Gejiu Jinye Mineral Company *	China
Tin	Gejiu Kai Meng Industry and Trade LLC *	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd. *	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. *	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Global Advanced Metals Pty Ltd	Australia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd. *	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant *	China
Tin	Hayes Metals	New Zealand
Tin	Hezhou Jinwei Tin Co., Ltd	China
Tin	Honeywell Electronic Materials, Inc	United States Of America
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd. *	China
Tin	Jean Goldschmidt International SA	Belgium
Tin	Jiangxi huayu metal co., ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd. *	China
Tin	JX Nippon Mining & Metals Co., Ltd.	Japan
Tin	Korea Metal Co., Ltd.	Korea
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China

Axon Enterprise, Inc. | 2017 Conflict Minerals Report | A- 6

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	Germany
Tin	Magnu's Minerais Metais e Ligas Ltda. *	Brazil
Tin	Malaysia Smelting Corporation (MSC) *	Malaysia
Tin	Medeko Cast S.R.O.	Slovakia
Tin	Melt Metais e Ligas S.A. *	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc. *	United States Of America
Tin	Metallo Belgium N.V. *	Belgium
Tin	Metallo Spain S.L.U. *	Spain
Tin	Mineracao Taboca S.A. *	Brazil
Tin	Minsur *	Peru
Tin	Mitsubishi Materials Corporation *	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nathan Trotter & Co.,Inc.	United States Of America
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	NIHON HANDA Co.,Ltd.	Japan
Tin	Northern Smelter	Australia
Tin	Novosibirsk Processing Plant Ltd.	Russia
Tin	O.M. Manufacturing (Thailand) Co., Ltd. *	Thailand
Tin	O.M. Manufacturing Philippines, Inc. *	Philippines
Tin	Operaciones Metalurgical S.A. *	Bolivia
Tin	Phoenix Metal Ltd.	Rwanda
Tin	Pohang Iron and Steel Co. Ltd.	Korea
Tin	Pongpipat Company Limited	Myanmar
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera *	Indonesia
Tin	PT Artha Cipta Langgeng *	Indonesia
Tin	PT ATD Makmur Mandiri Jaya *	Indonesia
Tin	PT Babel Inti Perkasa *	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin *	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Serumpun *	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry *	Indonesia
Tin	PT Banglca Putra Karya	Indonesia
Tin	PT Belitung Industri Sejahtera *	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah *	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi *	Indonesia
Tin	PT Eunindo Usaha Mandiri *	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Inti Stania Prima *	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining *	Indonesia
Tin	PT Kijang Jaya Mandiri *	Indonesia
Tin	PT KOBA TIN	Indonesia
Tin	PT Lautan Harmonis Sejahtera *	Indonesia
Tin	PT Menara Cipta Mulia *	Indonesia
Tin	PT Mitra Stania Prima *	Indonesia

Axon Enterprise, Inc. | 2017 Conflict Minerals Report | A- 7

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Tin	PT O.M. Indonesia *	Indonesia
Tin	PT Panca Mega Persada *	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama *	Indonesia
Tin	PT Refined Bangka Tin *	Indonesia
Tin	PT Sariwiguna Binasentosa *	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa *	Indonesia
Tin	PT Sukses Inti Makmur *	Indonesia
Tin	PT Sumber Jaya Indah *	Indonesia
Tin	PT Timah (Persero) Tbk Kundur *	Indonesia
Tin	PT Timah (Persero) Tbk Mentok *	Indonesia
Tin	PT Tinindo Inter Nusa *	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama *	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Resind Industria e Comercio Ltda. *	Brazil
Tin	Rui Da Hung *	Taiwan
Tin	Senju Metal Industry Co., Ltd.	Malaysia
Tin	Shangrao Xuri Smelting Factory	China
Tin	Sizer Metals PTE	Singapore
Tin	Soft Metais Ltda. *	Brazil
Tin	Stanchem Sp.j. (trader)	Indonesia
Tin	Super Ligas	Brazil
Tin	Superior Technology 9Shenzen) Co. Ltd.	China
Tin	T.S. Crane	United States Of America
Tin	Thaisarco *	Thailand
Tin	Ton Yi Industrial Corporation	Taiwan
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineracao Ltda. *	Brazil
Tin	Xianghualing Tin Industry Co., Ltd.	China
Tin	Xinmao Xiye (Tin Company)	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. *	China
Tin	Yunnan Gejiu Jinye Minerals	China
Tin	Yunnan Tin Company Limited *	China
Tin	Yuntinic Chemical GmbH	Germany
Tin	Zhongshan Jinye Smelting Co., Ltd	China
Tungsten	A.L.M.T. TUNGSTEN Corp. *	Japan
Tungsten	ACL Metais Eireli *	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd. *	Vietnam
Tungsten	Avon Specialty Metals Ltd	United Kingdom
Tungsten	Buffalo Tungsten	United States Of America
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. *	China
Tungsten	China Minmetals	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. *	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Exotech Inc.	United States Of America
Tungsten	Fujian Jinxin Tungsten Co., Ltd. *	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou BESEEM Ferrotungsten Co. Ltd.	China

Axon Enterprise, Inc. | 2017 Conflict Minerals Report | A- 8

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. *	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp. *	United States Of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd. *	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG *	Germany
Tungsten	H.C. Starck Tungsten GmbH *	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd. *	China
Tungsten	Hunan Chuangda Metallurgy Group Co. Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji *	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *	China
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hydrometallurg, JSC *	Russia
Tungsten	Japan New Metals Co., Ltd. *	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd. *	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group corp	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. *	China
Tungsten	Jiangxi Tungsten Co.,Ltd	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. *	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd. *	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd. *	China
Tungsten	Kennametal Fallon *	United States Of America
Tungsten	Kennametal Huntsville *	United States Of America
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd. *	China
Tungsten	Moliren Ltd. *	Russia
Tungsten	Niagara Refining LLC *	United States Of America
Tungsten	Nippon Tungsten Co., Ltd	Japan
Tungsten	Nippon Yakin Kogyo Co., Ltd.	Japan
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC *	Vietnam
Tungsten	Philippine Chuangxin Industrial Co., Inc. *	Philippines
Tungsten	Pobedit, JSC	Russia
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City *	China
Tungsten	TaeguTec Ltd	Korea
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd. *	Vietnam
Tungsten	Tungsten Diversified Industries LLC	United States Of America
Tungsten	Unecha Refractory metals plant *	Russia
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd. *	Vietnam
Tungsten	Wolfram Bergbau und Hutten AG *	Austria
Tungsten	Wolfram Company CJSC	Russia
Tungsten	Woltech Korea Co., Ltd. *	Korea
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. *	China
Tungsten	Xiamen Tungsten Co., Ltd. *	China

Axon Enterprise, Inc. | 2017 Conflict Minerals Report | A- 9

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd. *	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd. *	China

Axon Enterprise, Inc. | 2017 Conflict Minerals Report | A- 10